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                                                                Exhibit 2


                           CERTIFICATE OF DESIGNATION
                                       OF
            SERIES A JUNIOR PARTICIPATING CUMULATIVE PREFERRED STOCK

                                       of

                            ARBOR HEALTH CARE COMPANY

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

         ARBOR HEALTH CARE COMPANY, a Delaware corporation (the "Company"), through the undersigned duly authorized officers, in accordance with the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         That, the Board of Directors of the Company on November 14, 1996, pursuant to the authority conferred upon the Board of Directors by Section C of the Fourth Article of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, adopted the following resolution creating a series of Preferred Stock designated as Series A Junior Participating Cumulative Preferred Stock:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of the Company's Certificate of Incorporation, a series of the Preferred Stock of the Company, par value $.01 per share, be, and it hereby is, created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

SERIES A JUNIOR PARTICIPATING CUMULATIVE PREFERRED STOCK:

         Section 1. DESIGNATION AND NUMBER OF SHARES. The shares of such series shall be designated as "Series A Junior Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"), par value $.01 per share, and the number of shares constituting the Series A Preferred Stock shall be 10,000; PROVIDED, HOWEVER, that, if more than a total of 10,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Right") issued pursuant to the Rights Agreement dated as of November 14, 1996, between the Company and KeyBank, National Association, as Rights Agent (the "Agreement"), the Board of Directors of the Company, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, shall direct by


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resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of the Rights.

         Section 2. DIVIDENDS AND DISTRIBUTIONS.

         (A) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock or other Class of capital stock of the Company ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock, in preference to the holders of Common Stock, par value $.03 per share (the "Common Stock"), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Company legally available therefor, quarterly dividends payable on the last day of each fiscal quarter in each year, or such other dates as the Board of Directors of the Company shall approve (each such date being referred to herein as a "Quarterly Dividend Payment Date") as provided in paragraphs (B) and (C) of this Section 2 in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 in cash or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount (payable in cash) of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision or combination (by reverse stock split, reclassification or otherwise) of the outstanding shares of Common Stock, declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reverse stock split, reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that was outstanding immediately prior to such event; PROVIDED, FURTHER, that, if at any time after November 14, 1996, the Company shall issue any shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were

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entitled immediately prior to such event shall be appropriately adjusted to reflect such subdivision or combination or consolidation of the outstanding shares of Common Stock (by reverse stock split, reclassification or otherwise) so that each share of Preferred Stock continues to be the economic equivalent of the amount to which holders of shares of Series A Preferred Stock were entitled prior to such subdivision or combination or consolidation.

         (B) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section 2 immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution payable in shares of Common Stock); PROVIDED, HOWEVER, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share payable in cash on the Series A Preferred Stock shall nevertheless accrue and be cumulative on the outstanding shares of Series A Preferred Stock as provided in paragraph (C) of this Section 2. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

         (D) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock, unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Stock shall have been declared.

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         (E) The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

          Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. If the Company shall at any time declare or pay a dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reverse stock split, reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock, outstanding immediately after such event and the denominator of which is the number of shares of Common Stock, that was outstanding immediately prior to such event; PROVIDED, FURTHER, that, if at any time after November 14, 1996, the Company shall issue any shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be appropriately adjusted to reflect such subdivision or combination or consolidation of the outstanding shares of Common Stock (by reverse stock split, reclassification, or otherwise) so that each share of Preferred Stock continues to be the economic equivalent of the amount to which holders of shares of Series A Preferred Stock were entitled prior to such subdivision or combination or consolidation.

         (B) Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class for the election of directors of the Company and on all other matters submitted to a vote of stockholders of the Company.

         (C) Except as set forth herein or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

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         Section 4. CERTAIN RESTRICTIONS.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, or declared and a sum sufficient for the payment therefor be set apart for payment and be in the process of payment, the Company shall not:

                (i) declare or pay dividends, or make any other distributions, on or redeem or purchase or otherwise acquire for consideration any shares or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on or redeem or purchase or otherwise acquire for consideration any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

              (iii) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the holders of the respective series or classes.

         (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred

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Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or as to amounts payable upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of Series A Preferred Stock shall have received an amount per share (rounded to the nearest cent) equal to the greater of (a) $1,000 per share, or (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, plus, in either case, an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (2) to the holders of stock ranking on a parity (either as to dividends or as to amounts payable upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Company shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reverse stock split, reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1)(b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that was outstanding immediately prior to such event; PROVIDED, FURTHER, that, if at any time after November 14, 1996, the Company shall issue any shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be appropriately adjusted to reflect such subdivision or combination or consolidation of the outstanding shares of Common Stock (by reverse stock split, reclassification, or otherwise) so that each share of Preferred Stock continues to be the economic equivalent of the amount to which holders of shares of Series A Preferred Stock were entitled prior to such subdivision or combination or consolidation.

         Section 7. CONSOLIDATION, MERGER, ETC. If the Company shall enter into any consolidation, merger or other transaction in which the shares of Common Stock are exchanged for or changed into

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other stock or securities, cash or any other property, or any combinations thereof, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash or any other property (payable in kind), or any combination thereof, as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event both this Section 7 and Section 2 appear to apply to a transaction, this Section 7 will control. If the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reverse stock split, reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that was outstanding immediately prior to such event; PROVIDED, FURTHER, that, if at any time after November 14, 1996, the Company shall issue any shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be appropriately adjusted to reflect such subdivision or combination or consolidation of the outstanding shares of Common Stock (by reverse stock split, reclassification, or otherwise) so that each share of Preferred Stock continues to be the economic equivalent of the amount to which holders of shares of Series A Preferred Stock were entitled prior to such subdivision or combination or consolidation.

         Section 8. NO REDEMPTION; NO SINKING FUND. The shares of Series A Preferred Stock shall not be redeemable by the Company or at the option of any holder of Series A Preferred Stock. So long as any shares of Series A Preferred Stock remain outstanding, the Company shall not purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon dissolution or winding up) to the Series A Preferred Stock unless the Company shall substantially concurrently also purchase or acquire for consideration a proportionate number of shares of Series A Preferred Stock. The Company may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock. The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

          Section 9. RANK. The Series A Preferred Stock shall rank, with respect to payment of dividends and the distribution of assets, junior to all series of any other class of the Company's

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Preferred Stock, unless the Board of Directors of the Company shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

         Section 10. FRACTIONAL SHARES. The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Agreement in whole shares or in any fraction of a share that is one one-thousandths (1/1000ths) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares of Series A Preferred Stock that are not integral multiples of one one-thousandth (1/1000th) of a share of Series A Preferred Stock, the Company may, at its option, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, (i) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) evidencing such authorized fraction of a share of Series A Preferred Stock which shall entitle the holder thereof to receive a full one one-thousandth (1/1000th) of a share of Series A Preferred Stock upon the surrender of such scrip or warrants aggregating a full one one-thousandth (1/1000th) of a share of Series A Preferred Stock or (ii) make a cash payment as provided in the Agreement for fractions of a share other than one one-thousandths (1/1000th) of a share or any integral multiple thereof.

         Section 11. AMENDMENT. The Certificate of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences, privileges or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting together as a single class.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed in its corporate name this 19th day of December, 1996.

                                          ARBOR HEALTH CARE COMPANY

ATTEST:

By: /s/ Brad C. Roush                    By: /s/ P. Borra
   -------------------------------           ---------------------------------
    Brad C. Roush, Secretary                  Pier C. Borra
                                              Chairman of the Board, President
                                              and Chief Executive Officer

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STATE OF OHIO
COUNTY OF ALLEN

          The foregoing instrument was acknowledged before me this ____ day of December, 1996, by Pier C. Borra, Chairman of the Board, President and Chief Executive Officer, and Brad C. Roush, Secretary, of Arbor Health Care Company.




                                                 -----------------------------
                                                 NOTARY PUBLIC

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